Exhibit 99.1

"THE X FACTOR" LAUNCHES FIRST-EVER
AUDITION MYSTUDIOS ACROSS AMERICA

Hopefuls Can Record and Submit Video Auditions
at MyStudio Locations Nationwide

First Audition Studios Open Friday, April 8, in Honolulu and Phoenix;
Followed by Studios in Nashville, Anchorage, Kansas City and Denver

Visit www.fox.com/theXfactor or www.mystudio.net/xfactor for the Latest
THE X FACTOR News and Information

THE X FACTOR, the highly anticipated singing competition series debuting this fall on FOX, extends its auditions further across the country with unprecedented and specially built high-definition recording studios opening Friday, April 8 in Honolulu, HI; and Phoenix, AZ. Additional studios will open in Nashville, TN, on Saturday, April 9; Anchorage, AK, on Tuesday, April 12; Kansas City, KS, on Friday, April 15; and Denver, CO, on Saturday, April 16. The audition studios will remain open until Saturday, April 30.

Throughout the month of April, anyone 12 years old or over - both solo artists and vocal groups - will have the opportunity to use the state-of-the-art studios to audio- and video-record their a cappella audition and state why they think they have what it takes to be a global superstar.

The unprecedented audition studios allow hopefuls the chance to audition for THE X FACTOR if they aren't able to make it to the open auditions. THE X FACTOR is the first singing competition show to utilize these state-of-the-art recording studios, giving more people the chance to become a global superstar and win a $5 million recording contract with Syco/Sony Music.

The hopefuls who recorded in MyStudios that are selected by producers to move forward in the competition will advance to the next round of callbacks and will be offered the opportunity to continue their audition, in person, in Dallas or another audition city as determined by the producers.

"These studios were brought to my attention some months ago, and we think they are brilliant way to audition for those people who haven't been able to make it to the cities," said Simon Cowell. "MyStudio has kindly let us use these high-tech studios for THE X FACTOR auditions, which record studio-quality sound and video to make the audition tape, and I'm very excited for anyone who decides to use these to audition."

Visit www.fox.com/theXfactor or call toll-free 855-345-5678 for eligibility requirements, the latest news on the audition studios and to sign up to receive audition information. All auditioners should go online to confirm eligibility and review THE X FACTOR / MyStudio Audition Video Submission Terms and Conditions.

THE X FACTOR MyStudio audition booths opening dates and locations are as follows:

CITY                                       OPENING DATE                 LOCATION
Honolulu, HI                            Friday, April 8                    Pearlridge Center Uptown
                                                                                                 98-1005 Moanalua Rd.
                                                                                                Aiea, HI 96701
                                                                                                *Located near See's Candies
                                                                                                Mon-Sat: 10:00 AM-9:00 PM
                                                                                                Sun: 10:00 AM-6:00 PM

Phoenix, AZ                            Friday, April 8                     Arizona Mills
                                                                                                5000 S. Arizona Mills Cir.
                                                                                                Tempe, AZ 85282
                                                                                                *Located near GameWorks
                                                                                                Mon-Sat: 10:00 AM-9:00 PM
                                                                                                Sun: 11:00 AM-6:00 PM

CITY                                       OPENING DATE                 LOCATION
Nashville, TN                          Saturday, April 9                Coolsprings Galleria
                                                                                                1800 Galleria Blvd.
                                                                                                Franklin, TN 37067
                                                                                                *Located near Dillard's
                                                                                                Mon-Sat: 10:00 AM-9:00 PM
                                                                                                Sun: 12:00 PM-6:00 PM

Anchorage, AK                       Tuesday, April 12              Dimond Center
                                                                                                800 E. Dimond Blvd.
                                                                                                Anchorage, AK 99515
                                                                                                *Located near Zumiez
                                                                                                Mon-Sat: 10:00 AM-9:00 PM
                                                                                                Sun: 11:00 AM-6:00 PM

Kansas City, KS                      Friday, April 15                  Oak Park Mall
                                                                                                11149 W. 95th St.
                                                                                                Overland Park, KS 66214
                                                                                                *Located near Macy's
                                                                                                Mon-Sat: 10:00 AM-9:00 PM
                                                                                                Sun: 11:00 AM-6:00 PM

Denver, CO                            Saturday, April 16                Colorado Mills
                                                                                                14500 W. Colfax Ave.
                                                                                                Lakewood, CO 80401
                                                                                                *Located near AMC Theatres
                                                                                                Mon-Sat: 10:00 AM-9:00 PM
                                                                                                Sun: 11:00 AM-6:00 PM

In a departure from other singing competition series, the first time a contestant auditions for THE X FACTOR judges, he/she will do so in front of an audience of thousands - raising the stakes and increasing the pressure to impress not only the judges, but also a potential legion of fans. This will be the ultimate test to prove they have the vocal ability, charisma and stage presence that it takes to become a global superstar and win an unprecedented $5 million recording contract with Syco/Sony Music.

Antonio "L.A." Reid, former Chairman of Island Def Jam Music Group and one of the most influential names in music today, will join Simon Cowell on the THE X FACTOR judging panel. Pepsi will serve as an official sponsor of THE X FACTOR. The comprehensive sponsorship includes an extensive, multi-platform off-air marketing partnership; weekly in-show integrations and placements; and an immersive content experience online.

THE X FACTOR is produced by Syco Television and FremantleMedia North America. Simon Cowell, Rob Wade and Siobhan Greene are executive producers for Syco Television. Cecile Frot-Coutaz, Richard Holloway and Andrew Llinares serve as executive producers for FremantleMedia North America.

About MyStudio® HD Recording Studios
The award-winning MyStudio is the brain child of technology and entertainment entrepreneur Larry Ryckman. MyStudio is a self-contained, state-of-the-art, audio/video recording studio that offers true professional recording studio-quality audio and HD broadcast-quality video with an ease, economy and convenience never before available. MyStudio eliminates the high cost and technological and logistical barriers inherent in the creation of high-quality online video content thereby opening up a new world of opportunities for the creation of user-generated video content by amateurs and professionals alike.

MyStudio can be used to create videos for music, modeling, comedy, dating, job resumes, auditions, personal messages and greetings. A recording session for up to five minutes costs only $20. Using Hollywood-style green screen technology, MyStudio users can choose from over 1,000 HD virtual backgrounds for their videos or they can upload their own custom backgrounds. In addition, MyStudio offers thousands of licensed karaoke tracks from EMI Music Publishing and Universal Music Publishing and others thereby allowing consumers to legally create music videos for public viewing on-line. Within minutes of recording, videos are automatically uploaded to the www.MyStudio.net website, which offers free member profile pages and video sharing in a social networking environment. At MyStudio.net, members can enter contests, receive free DVDs of their videos, download MP3 audio files, access embed codes.

MyStudio, Inc., is owned and operated by Studio One Media, Inc. ("Studio One") (OTC.BB:SOMD).

About "The X Factor"
Since its debut in 2004, "The X Factor" has remained the U.K.'s #1 program for the last seven years, peaking with an audience of 21 million with 65% audience share for its 2010 finale. The format swiftly broke similar records around the world, where local versions have consistently rated #1 in 15 territories, with a worldwide audience now well over 100 million. In Denmark, it has ranked #1 for the last four years, peaking with an 80% share of the audience. In Colombia, it has consistently ranked #1 with a 75% share of the audience. Additionally, "The X Factor" consistently delivers a 50% to 65% share of the viewing audiences in Greece, Hungary, Netherlands, France and Italy - with the highest percentage of these shares in A15-34. In some markets, "The X Factor" has increased the channel average demographic by up to 250%. The series has received numerous honors worldwide, including three BAFTA awards, numerous NTA awards and the coveted Rose d'Or. In the U.K., an unprecedented 1.5 million iTunes downloads were made from "The X Factor" contestant performances in 2010. Globally, more than 100 million records have been sold by artists launched through the series, including over 90 #1 singles and albums and 150 Top Ten records.

About Sony Music Entertainment
Sony Music Entertainment is a global recorded music company with a current roster that includes a broad array of both local artists and international superstars. The company boasts a vast catalog that comprises some of the most important recordings in history. It is home to premier record labels representing music from every genre, including American Recordings, Arista Nashville, Arista Records, Battery Records, Beach Street Records, BNA Records, Columbia Nashville, Columbia Records, Day 1, Epic Records, Essential Records, Flicker Records, J Records, Jive Records, LaFace Records, Legacy Recordings, MASTERWORKS, Polo Grounds, RCA Records, RCA Nashville, RCA Red Seal, RCA Victor, Reunion Records, Roc Nation, Sony Classical, Sony Music Latin, Star Time International, Verity Gospel Music Group, and Volcano Entertainment. Sony Music Entertainment is a wholly owned subsidiary of Sony Corporation of America.

About Syco/Simon Cowell
Syco, with offices in London and Los Angeles, is a global music, television and film production joint venture between Simon Cowell and Sony Music Entertainment. Syco Television owns and produces the BAFTA Award-winning "The X Factor," which has topped the charts around the world. Syco Television is also the owner of the "Got Talent" television format. Versions of both "The X Factor" and "Got Talent" are co-produced by Syco, and are shown in more than 70 countries and have won multiple awards including national television awards and BAFTAs.

Syco is also the record label home for such diverse international recording stars as Leona Lewis and Il Divo. Cowell has worked with artists selling more than 200 million albums and delivering more than 180 No. 1 records. Britain's Got Talent in 2009 launched the global singing career of Susan Boyle. Her debut Syco album sold over 8 million units in six weeks, making it the world's biggest-selling album of 2009 and the fastest-selling album in history and a total of 20 million records to date.

In 2009, Cowell was named No. 1 in Hollywood Reporter's Top 50 Most Powerful in Reality TV and Entertainment Weekly's Top Entertainer of the Year. In 2010 Simon Cowell was awarded Variety International's Humanitarian Award for his extensive charitable work, The Rose d'Or Golden Jubilee Award and BAFTA's Special Award in recognition of his outstanding contribution to the entertainment industry and development of new talent. He also appeared on Time Magazine's list of Most Influential People in the World and was awarded the International Emmy Founders Award.

About FremantleMedia North America
FremantleMedia North America (FMNA) is the U.S. production division of global media giant FremantleMedia. Based in Burbank, California, FMNA produces entertaining and innovative programs for network, cable, syndicated and online platforms, including the Emmy-nominated musical/reality phenomenon AMERICAN IDOL (FOX), "America's Got Talent" (NBC), "What Chilli Wants" (VH1), "Hole In The Wall" (Cartoon Network), "Jump City: Seattle" (G4), "Let's Make A Deal" (CBS), "Family Feud" (syn), "The Price Is Right" (CBS) and the much-anticipated THE X FACTOR for Fall 2011.

[EDITOR'S NOTE: For more information on THE X FACTOR, please visit http://foxflash.com/div.php/main/page?aID=1z2z2z325.]

-FOX-

Contact:                 Jill Hudson / FOX                                 Manfred Westphal / FremantleMedia
310-369-2953                                          818-748-1148
jill.hudson@fox.com                            manfred.westphal@fremantlemedia.com
Alex Gillespie / FOX                             Ann-Marie Thomson / Syco Television
212-556-2519                                          011-44-784-989-4877
alexandra.gillespie@fox.com              ann-marie.thomson@sonymusic.com
Michael Fabiani / FOX                        Chris DiIorio / PMK*BNC
212-556-2515                                          310-854-4866
michael.fabiani@fox.com                    chris.diiorio@pmkbnc.com